Exhibit 21


                   Tucson Electric Power Company Subsidiaries



       Subsidiary                              State or Other Jurisdiction
                                            of Incorporation or Organization

Advanced Energy Technologies Inc.                      Arizona
Biomasa Generacion, S. de R.L. de C.V.                 Honduras
Brookland Financial Corporation                        California
BFC Receivables Financing Corporation I                Delaware
BFC Receivables Financing Corporation II               Delaware
BFC Receivables Financing Corporation III              Delaware
Escavada Company                                       Arizona
Global Solar Energy, L.L.C.                            Arizona
Irvine Portfolio Services Corporation                  California
Nations Biogen Ltd.                                    Cayman Islands
Nations Energy Corporation                             Arizona
Nations Energy Holland Holding, B.V.                   Netherlands
Nations International, Ltd.                            Cayman Islands
Nations Kladno, B.V.                                   Netherlands
Nations Kladno II, B.V. i.o.                           Netherlands
Nations-Colorado Energy Corporation                    Delaware
Picacho-Warner Center Inc.                             Arizona
Sabino Investing Inc.                                  Delaware
San Carlos Resources Inc.                              Arizona
Santa Cruz Resources Inc.                              Delaware
Santa Rosa Resources Inc.                              Arizona
Sierrita Resources Inc.                                Delaware
Sofar 2 Inc.                                           Arizona
Southwest Energy Solutions Inc.                        Arizona
Suministradora de Materials Organicos, S.R.L. de C.V.  Honduras
SWPP International, Ltd.                               Cayman Islands
SWPP Investment Company                                Arizona
Tucson Resources Inc.                                  Delaware
Tucsonel Inc.                                          Arizona